UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007
GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 — (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada	89434

(Address of Principal Executive Offices)	(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — BUSINESS AND OPERATIONS.
Item 1.01. Entry into a Material Definitive Agreement.
Advance Sales Restructuring Agreement
On April 23, 2007, Golden Phoenix Minerals, Inc. a Minnesota corporation (the “Company”), entered into that certain Advance Sales Restructuring Agreement by and between the Company and William D. Schnack and Candida Schnack (“Schnack”), dated April 23, 2007 (the “Restructuring Agreement”). The Restructuring Agreement supercedes that certain Golden Phoenix/Schnack Agreement for Advance of on Sales of Molybdenum Concentrates agreement between the parties executed by Schnack on May 6, 2005 and by the Company May 10, 2005 (the “Prior Schnack Agreement”).
Terms of the Restructuring Agreement include: that it be effective upon the closing of a certain equity financing (the “Closing”) (which did occur on April 24, 2007); to provide for an early payment of $1 million, paid two hundred fifty thousand dollars ($250,000) promptly and seven hundred fifty thousand dollars ($750,000) within forty five days of Closing, and the restructuring of the remaining amounts owed under the Schnack Agreement into a Net Smelter Returns payment from the Company’s distributions from the Ashdown Project LLC, the owner of the Ashdown Molybdenum Mine located near Denio, Nevada; the exercise of Schnack’s warrants to purchase the Company’s common stock issued to Schnack pursuant to the Prior Schnack Agreement (the “Schnack Warrants”); and the registration of the shares underlying the Schnack Warrants with the Securities and Exchange Commission (“SEC”).
Further terms include: that the remaining amounts owed to Schnack under the Prior Schnack Agreement shall be paid from a production payment in the amount of two million dollars ($2,000,000) paid exclusively from the Company’s share of production of base and precious minerals produced from the Ashdown Mine allocated to the Company pursuant to the Ashdown Project LLC. The rate of payment shall be equal to a fifteen percent (15%) Net Smelter (Refinery) Return on the entire production of precious and base minerals produced from the Ashdown Mine. The production payment shall be paid to Schnack monthly by the end of the month following the month the production occurs. Schnack shall be entitled to a default interest rate on any accrued unpaid production payment equal to fifteen percent (15%) per annum simple interest. Further, the Company, or its assignee, has the option to purchase the production payment provided for in this Restructuring Agreement.
Further, the Company shall use its commercially reasonable efforts to sell certain mining equipment described in the Agreement and to apply one hundred percent of the net proceeds from the sale of that equipment to the amounts owed to Schnack under this Agreement. The initial proceeds from the sale of that mining equipment would first be used to pay the $250,000 and $750,000 payments noted above, and then any remaining proceeds will be applied to all subsequent payments owed under the Schnack Agreement.
The foregoing description is qualified in its entirety by reference to the Advance Sales Restructuring Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
On April 23, 2007, Golden Phoenix Minerals, Inc. a Minnesota corporation (the “Company”), terminated that certain Common Stock Purchase Agreement by and between the Company and Fusion Capital Fund II, LLC (“Fusion”), dated January 20, 2006 (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, Fusion had agreed, under certain conditions, to purchase, upon notice by the Company at its sole discretion, on each trading day $12,500 of the Company’s common stock (“Common Stock”) up to an aggregate of $6 million over a twenty-four (24) month period, subject to a six (6) month extension or earlier termination at the Company’s discretion. Furthermore, at the Company’s sole discretion, the Company could elect to sell more Common Stock to Fusion than the minimum daily amount under the Purchase Agreement. The purchase price of the shares of Common Stock was equal to a price based upon the future market price of the Common Stock without any fixed discount to the market price.
The Company did not incur any termination penalties as a result of terminating this Purchase Agreement. Other than the terminated Purchase Agreement, there is no material relationship between the Company and Fusion.
The foregoing description is qualified in its entirety by reference to the Mutual Termination Agreement filed as Exhibit 10.2 attached hereto and incorporated herein by reference, and the Common Stock Purchase Agreement previously filed, and as noted below as Exhibit 10.3, and incorporated herein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01.Financial Statements and Exhibits

Exhibit
No.	Exhibit Description
10.1	Advanced Sales Restructuring Agreement, dated April 23, 2007, by and between Golden Phoenix Minerals, Inc. and William D. Schnack and Candida Schnack.

10.2	Mutual Termination Agreement dated April 23, 2007, by and between Golden Phoenix Minerals, Inc. and Fusion Capital Fund II, LLC.

10.3*	Common Stock Purchase Agreement, dated January 20, 2006, by and between Golden Phoenix Minerals, Inc. and Fusion Capital Fund II, LLC.

*	Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form SB-2 as filed with the SEC on January 23, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation
Dated: April 27, 2007	By:	/s/ Robert P. Martin
Robert P. Martin,
President

EXHIBIT INDEX

Exhibit
No.	Exhibit Description
10.1	Advanced Sales Restructuring Agreement, dated April 23, 2007, by and between Golden Phoenix Minerals, Inc. and William D. Schnack and Candida Schnack.

10.2	Mutual Termination Agreement dated April 23, 2007, by and between Golden Phoenix Minerals, Inc. and Fusion Capital Fund II, LLC.

10.3*	Common Stock Purchase Agreement, dated January 20, 2006, by and between Golden Phoenix Minerals, Inc. and Fusion Capital Fund II, LLC.

*	Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form SB-2 as filed with the SEC on January 23, 2006.